AMENDED AND RESTATED
                              LETTER LOAN AGREEMENT

                                 April 21, 1995

Bank One, Texas, NA
910 Travis
Houston, Texas  77002
Attn:  Barry A. Kelly

Gentlemen:

     The undersigned, Rawson-Koenig, Inc., a Texas corporation ("Borrower"), duly organized and existing under the laws of the State of Texas, has requested that Bank One, Texas, NA ("Lender") lend to Borrower the aggregate sum of $5,567,818.20. Lender has advised Borrower that Lender is willing to lend such funds to Borrower upon the terms and subject to the conditions set forth in this letter loan agreement (the "Agreement"). In consideration for the above premises and the mutual promises and covenants herein contained, Borrower and Lender do hereby agree as follows:

     1. Loans. On the terms and subject to the conditions hereinafter set forth, Lender agrees to lend to Borrower, the aggregate sum of $5,567,818.20 (the "Loans"). The Loans shall be evidenced by (i) a Master Revolving Credit Note (the "Revolving Note") in a form satisfactory to Lender, duly executed by Borrower in the principal amount of $2,200,000.00 and made payable to the order of Lender, (ii) a Term Promissory Note (the "Real Estate Note") in a form satisfactory to Lender, duly executed by Borrower in the principal amount of $488,604.20 as of January 29, 1990 as evidenced by an assignment to Lender from Texas Commerce Bank-Fort Worth ("TCB"), of an existing promissory note from Borrower, payable to the order of TCB in the original face amount of $575,000.00, (iii) a Term Promissory Note (the "Central Parkway Note") in a form satisfactory to Lender, duly executed by Borrower in the principal amount of $1,879,214.00 as of May 20, 1991 as evidenced by an assignment to Lender from Keystone International, Inc. ("Keystone"), of an existing promissory note from Borrower, payable to the order of Keystone in the original face amount of $2,000,000.00, and (iv) an Advancing Term Promissory Note (the "Equipment Note") in a form satisfactory to Lender, duly executed by Borrower in the principal amount of $1,000,000.00 and payable to the order of Lender. The Real Estate Note, the Revolving Note, the Central Parkway Note and the Equipment Note, and any renewals and extensions thereof, are collectively referred to as the "Notes". Principal and interest on each of the Notes shall be due and payable in the manner and at the times set forth in such Notes.

     2.   Advances.

          (a) Subject to the terms hereof, Borrower may borrow, pay, reborrow and repay under the Revolving Note, provided, however, the maximum principal outstanding under the Revolving Note shall not exceed the lesser of (i) $2,200,000 or (ii) the Borrower's Loan Limit, as such term is defined in

Schedule "A" attached hereto and made a part hereof. Borrower's requests for advances, whether for cash or Letter of Credit (hereinafter defined), under the Revolving Note shall specify the aggregate amount of the advance and the date of such advance. Borrower shall furnish to Lender a request for borrowing in a form satisfactory to Lender at least two (2) business days prior to the
requested borrowing date.   Lender shall make the requested funds or Letter of
Credit available to Borrower at Lender's principal banking office in Houston, Texas. If at any time prior to the maturity date of the Revolving Note, the outstanding advances under the Revolving Note exceed Borrower's Loan Limit as shown on any reports delivered to Lender under Paragraph 5(c) or as indicated by Lender's own records, Borrower shall, on the date of the delivery of such report to Lender or on the date of notice from Lender as to Lender's records, prepay on the Revolving Note such amount as may be necessary to eliminate such excess.

          (b) On the terms and subject to the conditions hereinafter set forth, Lender agrees to make advances on the Revolving Note to Borrower for the issuance of one or more letters of credit the total outstanding amount of which shall not exceed $500,000.00 at any one time. Each of the letters of credit shall be evidenced by an Application and Agreement for Standby and/or Commercial Letter of Credit (the "Application") in a form satisfactory to Lender, and shall mature no later than ninety (90) days after the maturity date of the Revolving Note. Each of these letters of credit and any renewals, extensions and modifications thereof are collectively referred to herein as the "Letter of Credit". Repayment of drafts against the Letter of Credit shall be governed by this Agreement and the Application, and shall be and is secured by the collateral and guaranties provided in Paragraph 9 hereof.

          (c) Subject to the terms hereof, Lender will lend to Borrower an aggregate amount not to exceed $1,000,000.00 to be used for Borrower's equipment purchases. From time to time, Borrower may submit to Lender requests for advances under the Equipment Note, which requests shall specify the aggregate amount of the advance and the date of such advance. Borrower shall be entitled only to an advance under the Equipment Note in an amount approved by Lender, and in no event shall any such advance exceed Borrower's actual cost of any such purchased equipment. Borrower shall furnish to Lender a request for borrowing in a form satisfactory to Lender and a copy of the invoice for the assets to be purchased, at least two (2) business days prior to the requested borrowing date. Lender shall make the requested funds available to Borrower at Lender's principal banking office in Houston, Texas. In connection with advances, Lender shall not be obligated to make any advances under the Equipment Note after April 30, 1996. Borrower shall not be entitled to reborrow any sums already repaid under the Equipment Note.

     3.   Conditions Precedent.

          (a) The obligation of Lender to make the initial advances under each Loan to Borrower is subject to the conditions precedent that, as of the date of such advance, Lender shall have received duly executed copies of each document listed on the last page hereof relating to such Loan, in form and substance acceptable to Lender and its legal counsel (all such documents, together with this Agreement and any other security documents relating to the Loans, and any modifications thereof, to be hereinafter collectively referred to as the "Loan Documents").

          (b) Lender's obligation to make any advances under the Loans shall be subject to the additional conditions precedent that, as of the date of such advance and after giving effect thereto: (i) all representations and warranties made by Borrower to Lender are true and correct, as if made on such date, (ii) all documents and proceedings shall be reasonably satisfactory to legal counsel for Lender, (iii) no condition or event exists which constitutes an Event of Default (as hereinafter defined) or which, with the lapse of time and/or giving of notice, would constitute an Event of Default, and (iv) all conditions precedent set forth in subparagraph (a) above shall have been satisfied.

     4. Representations and Warranties. In order to induce Lender to make the Loans, Borrower represents and warrants to Lender that:

          (a) The Loan Documents are the legal and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights;

          (b) All financial statements delivered by Borrower to Lender prior to the date hereof are true and correct, fairly present the financial condition of Borrower and have been prepared in accordance with generally accepted accounting principles, consistently applied; as of the date hereof, there are no obligations, liabilities or indebtedness (including contingent and indirect liabilities) which are material to Borrower and not reflected in such financial statements; and no material adverse changes have occurred in the financial condition or business of Borrower since the date of the most recent financial statements which Borrower has delivered to Lender;

          (c) Neither the execution and delivery of this Agreement and the other Loan Documents, nor consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, will contravene or conflict with any provision of law, statute or regulation to which Borrower is subject or any judgment, license, order or permit applicable to Borrower or any indenture, mortgage, deed of trust or other instrument to which Borrower may be subject; no consent, approval, authorization or order of any court, governmental authority or third party is required in connection with the execution and delivery by Borrower of this Agreement or transactions contemplated herein or therein;

          (d) No litigation, investigation, or governmental proceeding is pending, or, to the knowledge of any of Borrower's officers, threatened against or affecting Borrower, which may result in any material adverse change in Borrower's business, properties or operations;

          (e) There is no specific fact known to Borrower that Borrower has not disclosed to Lender in writing which is likely to result in any material adverse change in Borrower's business, properties or operations;

          (f) Borrower owns all of the assets reflected on its most recent balance sheet free and clear of all liens, security interests or other encumbrances, except as previously disclosed in writing to Lender;

          (g) The principal office, chief executive office and principal place of business of Borrower is in Houston, Texas;

          (h) All taxes required to be paid by Borrower have in fact been paid, except for taxes being contested in good faith by appropriate proceedings for which adequate reserves have been established;

          (i) Borrower is not in violation of any law, ordinance, governmental rule or regulation to which it is subject, and is not in default under any material agreement, contract or understanding to which it is a party;

          (j) No written certificate or written statement herewith or heretofore delivered by Borrower to Lender in connection herewith, or in connection with any transaction contemplated hereby, contains any untrue statement of a material fact or fails to state any material fact necessary to keep the statements contained therein from being misleading; and

          (k) Borrower has taken all steps necessary to determine and has determined that no hazardous substances, or other substances known or suspected to pose a threat to health or the environment which are in violation of Applicable Environmental Laws ("Hazard[s]") exist with respect to the Collateral (hereinafter defined). No prior use, either by Borrower or, to Borrower's knowledge, the prior owners of the Collateral, has occurred, which violates any laws pertaining to health or the environment ("Applicable Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Texas Water Code and the Texas Solid Waste Disposal Act. The Borrower's handling and maintenance of the Collateral does not and will not result in the disposal or release of any hazardous substance or Hazard on, in or to the Collateral. The terms "hazardous substance" and "release" shall each have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall each have the meanings specified in RCRA; provided, however, that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further that, to the extent that the laws of the State of Texas establish a meaning for "hazardous substance", "release", "solid waste", or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader definition shall apply.

     5. Affirmative Covenants. Until payment in full of the Notes and all other obligations and liabilities of Borrower hereunder, Borrower agrees and covenants that (unless Lender shall otherwise consent in writing):

          (a) As soon as available, and in any event within thirty (30) days after the close of each calendar quarter of each fiscal year of Borrower, Borrower shall deliver to Lender an unaudited financial statement showing the consolidated and consolidating financial condition of Borrower and any subsidiary at the close of each such quarter and the results of operations during such quarter, which financial statements shall include, but shall not be limited to, a profit and loss statement, balance sheet and such other matters as Lender may reasonably request; all such quarterly financial statements shall be forwarded to Lender with a letter of transmittal from him in which he shall certify that Borrower is in compliance with all of the affirmative covenants contained in this Paragraph 5 and further stating that no Event of Default exists in the performance by Borrower of any of the other terms, conditions and covenants required under this Agreement to be performed by Borrower;

          (b) Within ninety (90) days after the end of each fiscal year of Borrower, Borrower shall deliver to Lender a copy of the annual audited financial statement of Borrower prepared in conformity with generally accepted accounting principles, certified (with no material qualifications or exceptions) by independent public accountants selected by Borrower and satisfactory to Lender, which show the consolidated and consolidating financial condition of Borrower and any subsidiary at the close of such fiscal year and the results of operations during such fiscal year, and shall include, but not be limited to, a profit and loss statement, balance sheet and such other matters as Lender may reasonably request;

          (c) As soon as available, and in any event within thirty (30) days after the end of each month, and upon each request for an advance Borrower shall deliver to Lender a Borrowing Base Report and Compliance Certificate in the form of Schedule "B" attached hereto together with such other information as may be deemed necessary or appropriate by Lender, and as soon as available, and in any event within thirty (30) days after the end of each month, Borrower shall deliver to Lender an aging and listing of all accounts of Borrower in a form acceptable to Lender;

          (d) Borrower shall conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations, laws and orders of any governmental authority and will act in accordance with customary industry standards in maintaining and operating its assets, properties and investments;

          (e) Borrower shall maintain complete and accurate books and records of its transactions in accordance with generally accepted accounting principles, and will give Lender access during business hours to all books, records and documents of Borrower and permit Lender to make and take away copies thereof;

          (f) Borrower shall furnish to Lender, immediately upon becoming aware of the existence of any condition or event constituting an Event of Default or event which, with the lapse of time and/or giving of notice, would constitute an

Event of Default, written notice specifying the nature and period of existence thereof and any action which Borrower is taking or proposes to take with respect thereto;

          (g) Borrower shall promptly notify Lender of (i) any material adverse change in its financial condition or business; (ii) any default under any material agreement, contract or other instrument to which Borrower is a party or by which any of its properties are bound, or any acceleration of any maturity of any indebtedness owing by Borrower, (iii) any material adverse claim against or affecting Borrower or any of its properties; and (iv) any litigation, or any claim or controversy which might become the subject of litigation, against Borrower or affecting any of Borrower's property, if such litigation or potential litigation might, in the event of an unfavorable outcome, have a material adverse effect on Borrower's financial condition or business or might cause an Event of Default;

          (h) Borrower shall promptly pay all lawful claims, whether for labor, materials or otherwise, which might or could, if unpaid, become a lien or charge on any property or assets of Borrower, unless and to the extent only that the same are being contested in good faith by appropriate proceedings and reserves deemed adequate by Lender have been established therefor;

          (i) Borrower shall maintain or cause to be maintained insurance from responsible and reputable companies in such amounts and covering such risks as is acceptable to Lender, is prudent and is usually carried by companies engaged in businesses similar to that of Borrower; Borrower shall furnish Lender, on request, with certified copies of insurance policies or other appropriate evidence of compliance with the foregoing covenant;

          (j) Borrower shall preserve and maintain all licenses, privileges, franchises, certificates and the like necessary for the operation of its business; and

          (k) Borrower shall promptly furnish to Lender, at Lender's request, such additional financial or other information concerning assets, liabilities, operations and transactions of Borrower as Lender may from time to time reasonably request;

          (l) Borrower shall give notice to Lender immediately upon acquiring knowledge of the presence of any Hazards relating to the Collateral, which is in a condition that is resulting or could reasonably be expected to result in any adverse environmental impact, with a full description thereof; promptly comply with all Applicable Environmental Laws requiring the notice, removal, treatment, or disposal of such hazardous substances; and provide Lender, within thirty (30) days after demand by Lender, with financial assurance evidencing to Lender's satisfaction that sufficient funds are available to pay the cost of removing, treating and disposing of any such known Hazards and discharging any liens or assessments that may be established relating to the Collateral; and

          (m) Borrower shall pay a letter of credit commission to Lender in respect of each Letter of Credit issued by Lender equal to the greater of $150 or an amount determined by multiplying (i) one percent (1%) of the face amount of such Letter of Credit by (ii) a fraction, the numerator of which shall be the number of days between the date of such Letter of Credit and the stated expiration date thereof and the denominator of which shall be 365; such commission shall be payable at the time a Letter of Credit is issued and upon any renewal or extension thereof; additionally, Borrower agrees to reimburse Lender for all actual out-of-pocket expenses incurred by Lender, such as advising or confirming bank fees, telex charges and the like and to pay those fees customarily charged by Lender for any amendments to a Letter of Credit.

     6. Negative Covenants. Until payment in full of the Notes and all other obligations and liabilities of Borrower hereunder, Borrower covenants that it shall not (unless Lender shall otherwise consent in writing):

          (a) Permit, at any time, its ratio of Current Assets to Current Liabilities to be less than 1.20 to 1.00; as used herein, the term "Current Asset" shall mean all assets of Borrower that, in accordance with generally accepted accounting principles, would be included as current assets on a balance sheet as of such date, and the term "Current Liabilities" shall mean all liabilities of Borrower that, in accordance with generally accepted accounting principles, would be included as current liabilities on a balance sheet as of such date;

          (b) Permit, at any time, its Fixed Charge Coverage Ratio to be less than 1.20 to 1.00; as used herein, the term "Fixed Charge Coverage Ratio" shall mean the ratio of (i) Borrower's after-tax net income, less dividends, plus depreciation and amortization, plus interest expense, plus lease expense, to
(ii) Borrower's interest expense, plus current maturities of long term debt and capital leases (not including debt under the Revolving Note), plus lease expense, all of which (except current maturities of long term debt and capital leases) are based on the immediately preceding four fiscal quarters of Borrower;

          (c) Permit, at any time, its Tangible Net Worth to be less than $4,900,000; as used herein, the term "Tangible Net Worth" shall mean Borrower's shareholders' equity minus all intangibles;

          (d) Permit, at any time, its ratio of total liabilities to Tangible Net Worth to be more than 2.00 to 1.00;

          (e) Incur or assume any indebtedness or borrow money, except for (i) the Loans; (ii) debt incurred in the ordinary course of business (which may include up to $200,000 of purchase money indebtedness incurred for the acquisition of assets); and (iii) debt reflected on Borrower's most recent balance sheet; or sell any of its accounts receivable with or without recourse;

          (f) Endorse, guarantee, or otherwise become liable for the obligations of any person, firm or corporation except for endorsements of negotiable instruments by Borrower in the ordinary course of business;

          (g) Mortgage, assign, encumber, incur, assume or grant a security interest in or lien upon any of Borrower's assets, except to Lender (provided, however, that the foregoing shall not apply to an inchoate lien for taxes which are not delinquent or which are being contested in good faith and liens resulting from deposits to secure the payments of worker's compensation or social security or to secure the performance of bids or contracts in the ordinary course of business) and except for purchase money security interests required to secure the debt permitted pursuant to Subparagraph 6(e) hereinabove;

          (h) Liquidate, dissolve or reorganize; or merge or consolidate with, or acquire all or substantially all of the assets of, any other company, firm or association; or make any other substantial change in its capitalization or its business;

          (i) Sell any of its assets used or useful in its business, except in the ordinary course of business; or sell any of its assets to any other person, firm or corporation with the agreement that such assets shall be leased back to Borrower;

          (j) Own, purchase or acquire, directly or indirectly, any promissory notes, stock or securities of any other person, firm or corporation, other than securities guaranteed as to the principal and interest by the United States government; or make any loans or advances to any other person; or

          (k) Expend or enter into any commitment to expend any amount for the acquisition or lease of tangible, fixed or capital assets, including repairs, replacements and improvements, which are capitalized under proper accounting practice, which exceeds $2,000,000.00 in the aggregate during any fiscal year during the term hereof.

     7. Default. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur:

          (a) Borrower shall fail to pay when due any principal of, or interest on, the Notes or any other fee or payment due hereunder or under any of the Loan Documents within ten (10) days of Lender's sending written demand therefor; provided, Lender shall not be obligated to send such demand more than twice per calendar year, and thereafter Borrower shall be in default upon its failure to pay such sums when due;

          (b) Any representation or warranty made in any of the Loan Documents shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

          (c) Default shall occur in the performance of any of the covenants or agreements of Borrower contained herein or in any of the other Loan Documents; provided, however, with respect to the Affirmative Covenants set forth in Paragraph 5 of this Agreement [specifically excluding Subparagraphs 5(f) and 5(g)] Borrower shall be entitled to a ten (10) day opportunity to cure such default after Lender has sent written notice of such occurrence; provided,

Lender shall not be obligated to send such notice more than twice per calendar year, and thereafter Borrower shall be in default upon such occurrence;

          (d) Borrower shall (i) apply for or consent to the appointment of a receiver, custodian, trustee, intervenor or liquidator of it or of all or a substantial part of its assets, (ii) voluntarily become the subject of a bankruptcy, reorganization or insolvency proceeding or be insolvent or admit in writing that it is unable to pay debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, (vi) become the subject of an order for relief under any bankruptcy, reorganization or insolvency proceeding, or (vii) fail to pay any money judgment against it before the expiration of thirty (30) days after such judgment becomes final and no longer subject to appeal;

          (e) An order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition appointing a receiver, custodian, trustee, intervenor or liquidator of Borrower or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) days; or a complaint or petition shall be filed against Borrower seeking or instituting a bankruptcy, insolvency, reorganization, rehabilitation or receivership proceeding of Borrower, and such petition or complaint shall not have been dismissed within thirty (30) days;

          (f) Borrower shall default in the payment of any indebtedness of Borrower or in the performance of any of Borrower's material obligations and such default shall continue for more than any applicable period of grace; or

          (g) Any change in either (i) the management of Borrower at the chief executive officer level and President level, or (ii) the ownership of controlling interest of the stock of Borrower during the term of the Loans; as used herein, the term "controlling interest" shall mean 51% of the stock of Borrower; and if a shareholder is an individual, the death of such shareholder shall not be deemed to be a change in the ownership of such stock of Borrower.

     8. Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, then Lender, at its option, may (i) declare the principal of, and all interest then accrued on, the Notes and any other liabilities of Borrower to Lender to be forthwith due and payable, whereupon the same shall forthwith become due and payable without notice, presentment, demand, protest, notice of intention to accelerate, or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding, (ii) reduce any claim to judgment, and/or
(iii) without notice of default or demand, pursue and enforce any of Lender's rights and remedies under the Loan Documents or otherwise provided under or pursuant to any applicable law or agreement.

     9. Collateral. Payment of the Notes and performance of the obligations described herein shall be secured, or guaranteed, directly or indirectly, by a first priority (except as otherwise specified below) perfected security interest or mortgage, as the case may be, in and upon the following property and assets (the "Collateral"):

          (i) All of Borrower's general intangibles, equipment, accounts, inventory, instruments, chattel paper and documents; and

          (ii) Certain real estate located in Houston, Harris County, Texas, together with all improvements located or to be located thereon, which property and assets are more particularly described in a Deed of Trust filed of record in the Official Public Records of Real Property of Harris County, Texas under Clerk's File No. L524904, and under Film Code No. ###-##-####, which Deed of Trust has been assigned to Lender by the terms of a Transfer of Note and Liens from Keystone to Lender.

     10.  Miscellaneous.

          (a) Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder and under the other Loan Documents shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

          (b) Notices. Any notices or other communications required or permitted to be given by any of the Loan Documents must be given in writing and must be personally delivered or mailed by prepaid certified or registered mail to the party to whom such notice or communication is directed at the address of such party as follows:

          (i)  Borrower:      Rawson-Koenig, Inc.
                              2301 Central Parkway
                              Houston, Texas  77092

          (ii) Lender:        Bank One, Texas, NA
                              910 Travis Street
                              Houston, Texas  77002
                              Attn:  Barry A. Kelly

Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid, or, if mailed, on the third day after it is mailed as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to all other parties pursuant to this Paragraph 10(b).

          (c) Governing Law. This Agreement and the other Loan Documents are being executed and delivered, and are intended to be performed, in the State of Texas, and the substantive laws of Texas shall govern the validity, construction, enforcement and interpretation of this Agreement and all other Loan Documents, except to the extent: (i) otherwise specified therein; (ii) the federal or state laws governing national banking associations expressly supersede and have contrary application; or (iii) federal laws governing maximum interest rates shall provide for rates of interest higher than those permitted under the laws of the State of Texas.

          (d) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

          (e) Maximum Interest Rate. It is the intention of the parties hereto to comply with the usury laws of the State of Texas and the United States; accordingly, it is agreed that notwithstanding any provision to the contrary in the Notes, or in any of the documents securing payment hereof or otherwise relating hereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable state or Federal law. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in the Notes or in any of the documents securing payment hereof or otherwise relating hereto, or in the event the maturity of the indebtedness evidenced by the Notes is accelerated in whole or in part, or in the event that all or part of the principal or interest of the Notes shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under the Notes or under any of the instruments securing payment hereof or otherwise relating hereto, on the amount of principal actually outstanding from time to time under the Notes shall exceed the maximum amount of interest permitted by the usury laws of the State of Texas and the United States, then, in any such event, (i) the provisions of this paragraph shall govern and control, (ii) neither Borrower nor its heirs, legal representatives or assigns or any other party liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by applicable state or Federal law,
(iii) any such excess which may have been collected shall be, at the holder's option (at maturity or in the Event of Default hereunder), either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower, and (iv) the effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under the usury laws of the State of Texas or the United States as now or hereafter construed by the courts having jurisdiction. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Notes or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by the laws of the State of Texas and the United States, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Loans, all interest at any time contracted for, charged or received from Borrower or otherwise by the holder of the Notes in connection with such Loans.

          (f) Entirety and Amendments. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof, and this Agreement and the other Loan Documents may be amended only by an instrument in writing executed by the party, or an authorized officer of the party, against whom such amendment is sought to be enforced.

          (g) Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations hereunder.

          (h) Headings. Paragraph and section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

          (i) Financial Terms. As used in this Agreement, all financial and accounting terms not otherwise defined herein shall be defined and calculated in accordance with generally accepted accounting principles consistently applied.

          (j) Hazardous Substances; Indemnification. Borrower shall protect, indemnify and hold Lender, its directors, officers, employees and agents, and any immediate successors to Lender's interest in the Collateral and any other person who acquires any portion of the Collateral at a foreclosure sale or otherwise through the exercise of Lender's rights and remedies under the Loan Documents, and all directors, officers, employees and agents of all of the aforementioned indemnified parties, harmless from and against any and all actual or potential claims, proceedings, lawsuits, liabilities, damages, losses, fines, penalties, judgments, awards, costs and expenses (including, without limitation, attorneys' fees and costs and expenses of investigation) which arise out of or relate in any way to any use, handling, production, transportation, disposal or storage of any hazardous substance or solid waste whether by Borrower or any tenant or any other person during the ownership of the Collateral by Borrower, including, without limitation, (i) all foreseeable and all unforeseeable consequential damages directly or indirectly arising out of (A) the use, generation, storage, discharge or disposal of the Collateral by Borrower or (B) any residual contamination affecting any natural resource or the environment, and (ii) the cost of any required or necessary repair, cleanup, or detoxification of the Collateral and the preparation of any closure or other required remedial plans. In addition, Borrower agrees that in the event the Collateral is assigned an identification number by the Environmental Protection Agency, the Collateral shall be solely in the name of Borrower or other responsible person and, as between Borrower and Lender, Borrower shall assume any and all liability for such removed Collateral. All such costs, damages, and expenses referred to herein shall hereinafter be referred to as "Expenses". Borrower understands and agrees that its liability to the aforementioned indemnified parties shall arise upon the earlier to occur of (a) discovery of any violation of the Applicable Environmental Laws or (b) the institution of any Hazardous Materials Claim, and not upon the realization of loss or damage, and Borrower agrees to pay to Lender from time to time, immediately upon Lender's request, an amount equal to such Expenses, as reasonably determined by Lender. In addition, Borrower agrees that any Expenses incurred by Lender and not paid by Borrower shall be additional indebtedness of Borrower and shall be secured by the Loan Documents and shall accrue interest at the Maximum Rate. The agreements contained herein shall survive the repayment of the Note and the termination of the Loan Documents. As used herein, "Hazardous Materials Claims" shall mean any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Applicable Environmental Laws, together with all claims made or threatened by any third party against Borrower or the Collateral relating to damage, contribution, cost recovery compensation, loss or injury resulting from any hazardous substance or solid waste. Notwithstanding anything to the contrary contained in this subparagraph or in the Loan Documents, it is hereby expressly agreed and understood that Borrower's obligation to protect, indemnify and hold Lender and the other aforementioned indemnified parties harmless from and against any and all Hazardous Materials Claims and Expenses pursuant to this subparagraph shall not apply to Hazardous Materials Claims or Expenses arising out of or relating in any way to any use, handling, production, transportation, disposal or storage of the Collateral directly caused by Lender or any such other indemnified party during the management, operation, possession or ownership of the Collateral by Lender or any such other indemnified party, and not resulting from a condition existing prior to the commencement of such management, operation, possession or ownership of the Collateral by Lender or any such other indemnified party.

     11. Construction and Conflicts. The provisions of this Agreement shall be in addition to those of the Notes, the Loan Documents and any guaranty, pledge or security agreement, note or other evidence of liability held by Lender, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent Lender from enforcing the Notes, the Loan Documents and any and all other notes, guaranty, pledge or security agreements in accordance with their respective terms. To the extent of any irreconcilable conflict between the terms hereof and the terms of the Notes, the Loan Documents or any other document executed in connection herewith, the terms of this Agreement shall control.

     12. NO ORAL AGREEMENTS. THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     If Lender agrees to the foregoing, Lender should execute this Agreement in the space indicated below.

                                        "Borrower"

                                        RAWSON-KOENIG, INC.


                                        By /S/ Thomas C. Rawson
                                           ---------------------
                                           Thomas C. Rawson,
                                           Chairman of the Board


ACCEPTED:

"Lender"

BANK ONE, TEXAS, NA


By /S/ Barry A. Kelly
   ------------------------------
   Barry A. Kelly, Vice President



List of Loan Documents

 1.  Amended and Restated Letter Loan Agreement
 2.  Master Revolving Credit Note
 3.  Equipment Note
 4.  Corporate Resolutions
 5.  Modification of Note and Liens (Real Estate Note)
 6.  Supplemental Deed of Trust
 7.  Amended and Restated Security Agreement

                                  SCHEDULE "A"


     "Borrower's Loan Limit", as used herein, shall be based upon, and shall not exceed, the sum of: (a) eighty percent (80%) of Borrower's Eligible Accounts (as defined below) outstanding on the date of a request for a Loan advance; plus (b) the lesser of (i) $1,250,000 or (ii) fifty percent (50%) of the Net Security Value of Inventory (as defined below) of Borrower.

     An "Eligible Account" shall mean an account which continuously meets each of the following requirements is an Eligible Account: (i) it is lawfully owned by Borrower, and Borrower has the right to transfer any interest therein; (ii) if it arises from the sale or lease of goods, the goods have been shipped or delivered to the person who is obligated on the account (the "account debtor");
(iii) if it arises from the performance of services, such services have been fully rendered, to the extent of the billing; (iv) it is a valid obligation of the account debtor, enforceable in accordance with its terms and free and clear of all liens, security interests, restrictions, setoffs, adverse claims, assessments, defaults, prepayments, defenses and conditions precedent other than the security interest created by this Letter Agreement; (v) rendered to the account debtor and is not evidenced by any instrument or chattel paper; (vi) it is not aged more than ninety (90) days from the date of invoice; (vii) it is not owed by any account debtor closely affiliated with, related to or employed by Borrower or domiciled outside of the United States (unless, in the case of an account debtor domiciled outside of the United States, such account is deemed by Lender to be properly secured); and (viii) it is not owed by an account debtor that has fifteen percent (15%) or more of its accounts with Lender aged more than ninety (90) days from the date of invoice.

     "Net Security Value of Inventory" shall mean the net value of all inventory, with the exception of work in process, and after taking into account charges, liens and security interests (other than the interest of Lender) of all kinds against inventory, changes in the market value thereof, all transportation, processing and other handling charges affecting the value thereof, inventory surplus and estimated earnings on uncompleted contracts, all as determined by Lender in its reasonable discretion.



                                  SCHEDULE "B"

                BORROWING BASE REPORT AND COMPLIANCE CERTIFICATE


  I.  Total Accounts Receivable:                                  $____________

          Less:  Ineligible Accounts                            -  ____________

      Eligible Accounts Receivable                              = $____________

 II.  Eligible Inventory:                                         $____________

III.  80% x Eligible Accounts Receivable:                         $____________

      The lesser of (i) 50% x Inventory
      or (ii) $1,250,000:                                       + $____________

      Borrower's Loan Limit:                                    = $____________
      (maximum $2,200,000)

 IV.  Current Principal Balance:                                  $____________

  V.  Advance Request:                                            $____________

 VI.  Total Outstanding After Draw:                               $____________

VII.  Available Funds/(Repayment Amount):                         $____________

      The undersigned officer of Borrower, hereby certifies to Lender that to the best of his/her knowledge (i) the computations set forth above are true, correct and complete as of the date set forth above or as of the date of execution hereof, as the case may be, (ii) such computations have been made in full compliance with and conformity to the Letter Loan Agreement (the "Loan Agreement") between Borrower and Lender, and (iii) the matters set forth in Paragraph 3(b) of the Loan Agreement are true and correct.

      All capitalized terms used herein which have been defined in the Loan Agreement have been used in accordance with the definitions ascribed to them in the Loan Agreement

      EXECUTED this ____ day of _____________, 19__.


                                       ---------------------------------
                                       (Signature of Certifying Officer)



                          MASTER REVOLVING CREDIT NOTE

$2,200,000.00                    Houston, Texas                  April 21, 1995

     FOR VALUE RECEIVED, the undersigned, RAWSON-KOENIG, INC., a Texas (hereinafter called the "Maker"), promises to pay to the order of BANK ONE, TEXAS, NA, a national banking association (hereinafter called the "Payee"), at its office located at 910 Travis Street, Houston, Texas 77002, or at such other place as the Payee may designate in writing to the Maker, in lawful money of the United States of America, the principal sum of TWO MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($2,200,000.00), or so much thereof that may be advanced and outstanding pursuant to the hereinafter defined Loan Agreement, together with interest thereon from the date hereof until maturity (determined on a daily basis and for the actual number of days elapsed based on either a 365 or 366 day year, as the case may be) at a fluctuating rate per annum equal to the lesser of
(i) the Base Rate in effect from day-to-day and (ii) the Maximum Rate. If at any time and from time to time the rate of interest calculated pursuant to item
(i) above would exceed the Maximum Rate, thereby causing the interest payable hereon to be limited to the Maximum Rate, then any subsequent reduction in the rate specified in item (i) above shall not reduce the rate of interest hereon below the Maximum Rate until the total amount of interest accrued hereon from and after the date of the first advance hereunder equals the amount of interest which would have accrued hereon if the rate specified in item (i) above had at all times been in effect.

     As used herein, the term "Base Rate" means, at any time, the rate of interest per annum established from time to time by Payee. Without notice to the Maker or any other person, the Base Rate shall change automatically from time to time as and in the amount by which such Base Rate shall fluctuate, with each such change to be effective as of the date of each change in such Base Rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Payee may make commercial loans or other loans at rates of interest at, above or below the Base Rate.

     As used herein, the term "Maximum Rate" shall mean, with respect to the holder hereof, the maximum nonusurious interest rate, if any, that at any time, may be under applicable law contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note. If applicable law ceases to provide for such a maximum rate of interest, the Maximum Rate shall be equal to eighteen percent (18%) per annum.

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                                                                     -------

     Accrued interest hereon on the outstanding principal balance of this Note shall be due and payable in monthly installments as it accrues, the first installment becoming due and payable on or before May 30, 1995, with a like installment becoming due and payable on or before the same day of each succeeding calendar month thereafter until April 30, 1997 (the "Maturity Date"), when the outstanding principal balance of this Note, and all accrued and unpaid interest hereon, shall be finally due and payable. Until the earlier of an Event of Default or the Maturity Date, the Maker may borrow, pay, prepay in whole or in part and reborrow hereunder, subject to the terms and provisions relating to this Note as set forth in the Amended and Restated Letter Loan Agreement (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Loan Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) of even date herewith, so long as not more than $2,200,000 is outstanding at any one time, it being understood that this Note is a master revolving credit note and it being expressly contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder; but, notwithstanding such occurrences, this Note shall remain valid and shall be in full force and effect as to loans or advances made subsequent to such occurrences.

     The Maker reserves the right to prepay this Note, in whole or in part, at any time, without penalty or notice. All payments hereunder, whether designated as payments of principal or interest, shall be applied: first to unpaid and accrued interest; then to the discharge of any expenses or damages for which the Payee may be entitled to receive reimbursement under the terms of this Note or under the terms of any document executed in connection herewith; and, lastly, to unpaid principal in the inverse order of maturity. Unless changed in accordance with law, the applicable method of calculating the usury ceiling rate under Texas law shall be the indicated (weekly) ceiling rate in effect and applicable to the loan evidenced by this Note, as provided in Tex. Rev. Civ. Stat. Ann. art. 5069-1.04, as amended; provided, that the Payee may also rely on alternate maximum rates of interest under other applicable laws if they are higher. All past due principal and interest on this Note, whether due as the result of acceleration of maturity or otherwise, shall bear interest from the date the payment thereof shall have become due until the same have been fully discharged by payment at a per annum rate equal to the lesser of (i) the Base Rate plus five percent (5%) or (ii) the Maximum Rate.

     This Note has been executed and delivered pursuant to, and is subject to certain terms and conditions in, the Loan Agreement and is the "Revolving Note" referred to therein. The Payee shall be entitled to the benefits provided for in the Loan Agreement. Reference is made to the Loan Agreement for the statement of any obligation of the Payee to advance funds hereunder and the Events of Default (as defined therein) upon which the maturity of this Note may

                                                                  Initialed for
               Page 2 of a 4 Page $2,200,000.00 Promissory Note  Identification:
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                                                                     -------

be accelerated. The time of payment of this Note is also subject to acceleration in the event the Maker defaults or otherwise fails to discharge its obligations under any of the instruments securing payment hereof.

     All co-signers and endorsers of this Note are to be regarded as principals as to their respective joint and several liability to any legal holder hereof and the Maker, and each of the guarantors, sureties and endorsers, hereby expressly and severally waive grace, and all notices, demands, presentments for payment, notice of nonpayment, protest and notice of protest, notice of intent to accelerate, notice of acceleration of the indebtedness due hereunder, and diligence in collecting this Note or enforcing any security rights of the Payee under any document securing this Note, and agree (i) that the Payee or other legal holder of this Note may, at any time, and from time to time, on request of or by agreement with the Maker, extend the date of maturity of all or any part hereof, without notifying or consulting with any Maker or principal hereof, who shall remain fully obligated for the payment hereof; (ii) that it will not be necessary for the Payee or any holder hereof, in order to enforce payment of this Note, to first institute or exhaust its remedies against the Maker or other party liable therefor or to enforce its rights against any security for this Note; and (iii) to any substitution, exchange or release of any security now or hereafter given for this Note or the release of any party primarily or secondarily liable hereon.

     In the event of default hereunder or under any of the instruments securing payment hereof and the placing of this Note in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through the probate court or bankruptcy proceedings, the Maker agrees to pay the holder hereof the costs and reasonable attorney's fees incurred in the collection hereof.


     As recited in Paragraph 10(e) of the Loan Agreement, which Paragraph is incorporated by reference herein, notwithstanding any provision herein to the contrary, the Payee shall never be entitled to receive or collect interest hereunder, nor shall or may amounts received hereunder be credited to interest hereunder, so that the Payee shall receive or be paid interest exceeding the maximum amount permitted by applicable law.

     Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by the holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the holder hereof except to the extent that

                                                                  Initialed for
               Page 3 of a 4 Page $2,200,000.00 Promissory Note  Identification:
                                                                     /S/ TR
                                                                     -------

actual cash proceeds of such instrument are unconditionally received by the holder and applied to this indebtedness in the manner elsewhere herein provided.

     It is further agreed that the Payee shall have a first lien on all deposits and other sums at any time credited by or due from the Payee to any maker, endorser, surety or guarantor hereof as collateral security for the payment of this Note, and the Payee, at its option, may at any time, without notice and without any liability, hold all or any part of any such deposits or other sums until all sums owing on this Note have been paid in full and/or apply or set off all or any part of any such deposits or other sums credited by or due from the Payee to or against any sums due on this Note in any manner and in any order of preference which the Payee, in its sole discretion, chooses.


     The loan evidenced by this Note was negotiated and consummated in the State of Texas and it is agreed and understood that the legality, enforceability and construction hereof shall be governed by Texas law and, to the extent applicable, by the laws of the United States of America. The Maker and the Payee expressly agree, pursuant to Article 15.10(b) of Chapter 15 ("Chapter 15") of the Texas Credit Code, that Chapter 15 shall not apply to this Note or to any advance evidenced by this Note and that this Note and all such advances shall not be governed by or subject to the provisions of Chapter 15 in any manner whatsoever.

     This Note is given in renewal, extension, modification and restatement (but not in extinguishment) of that certain master revolving credit note dated January 29, 1990, as amended. Payment of this Note is secured as described in one or more Loan Documents referred to in the Loan Agreement.

     THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                        RAWSON-KOENIG, INC.



                                        By /S/ Thomas C. Rawson
                                           --------------------------
                                           Thomas C. Rawson, Chairman
                                           of the Board of Directors

              Page 4 of a 4 Page $2,200,000.00 Promissory Note

                                 PROMISSORY NOTE
                                 (Advancing Term)


$1,000,000.00                     Houston, Texas                 April 21, 1995

     FOR VALUE RECEIVED, the undersigned, RAWSON-KOENIG, INC., a Texas corporation (hereinafter called the "Maker"), promises to pay to the order of BANK ONE, TEXAS, NA, a national banking association (hereinafter called the "Payee"), at its office located at 910 Travis Street, Houston, Texas 77002, or at such other place as the Payee may designate in writing to the Maker, in lawful money of the United States of America, the principal sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), or so much thereof that may be advanced and outstanding pursuant to the hereinafter defined Loan Agreement, together with interest thereon from the date hereof until maturity (determined on a daily basis and for the actual number of days elapsed based on either a 365 or 366 day year, as the case may be) at a fluctuating rate per annum equal to the lesser of
(i) the Base Rate in effect from day-to-day and (ii) the Maximum Rate. If at any time and from time to time the rate of interest calculated pursuant to item
(i) above would exceed the Maximum Rate, thereby causing the interest payable hereon to be limited to the Maximum Rate, then any subsequent reduction in the rate specified in item (i) above shall not reduce the rate of interest hereon below the Maximum Rate until the total amount of interest accrued hereon from and after the date of the first advance hereunder equals the amount of interest which would have accrued hereon if the rate specified in item (i) above had at all times been in effect.

     As used herein, the term "Base Rate" means, at any time, the rate of interest per annum established from time to time by Payee. Without notice to the Maker or any other person, the Base Rate shall change automatically from time to time as and in the amount by which such Base Rate shall fluctuate, with each such change to be effective as of the date of each change in such Base Rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Payee may make commercial loans or other loans at rates of interest at, above or below the Base Rate.

     As used herein, the term "Maximum Rate" shall mean, with respect to the holder hereof, the maximum nonusurious interest rate, if any, that at any time, may be under applicable law contracted for, taken, reserved, charged or received

                                                                  Initialed for
               Page 1 of a 4 Page $1,000,000.00 Promissory Note  Identification:
                                                                     /S/ TR
                                                                     -------

on the indebtedness evidenced by this Note. If applicable law ceases to provide for such a maximum rate of interest, the Maximum Rate shall be equal to eighteen percent (18%) per annum.

     The principal of and all accrued but unpaid interest on this Note shall be due and payable as follows:

          Accrued interest hereon shall be due and payable in monthly installments as it accrues, the first such installment becoming due and payable on or before May 31, 1995, with a like installment being due and payable on or before the last day of each succeeding calendar month thereafter until and including April 30, 1996 (the "Advancing Termination Date"). Thereafter, this Note shall be due and payable in monthly installments of (i) all accrued and unpaid interest hereon, plus (ii) a principal installment in an amount based on a sixty (60) month equal amortization of the outstanding principal amount of this Note as of the Advancing Termination Date; the first such installment becoming due and payable on or before one month after the Advancing Termination Date, with a like installment becoming due and payable on or before the same day of each of the succeeding calendar months thereafter until April 30, 2001, when this Note, including all outstanding principal and accrued, unpaid interest hereon shall be fully and finally paid.

     The Maker reserves the right to prepay this Note, in whole or in part, at any time, without penalty or notice. All payments hereunder, whether designated as payments of principal or interest, shall be applied: first to unpaid and accrued interest; then to the discharge of any expenses or damages for which the Payee may be entitled to receive reimbursement under the terms of this Note or under the terms of any document executed in connection herewith; and, lastly, to unpaid principal in the inverse order of maturity. Unless changed in accordance with law, the applicable method of calculating the usury ceiling rate under Texas law shall be the indicated (weekly) ceiling rate in effect and applicable to the loan evidenced by this Note, as provided in Tex. Rev. Civ. Stat. Ann. art. 5069-1.04, as amended; provided, that the Payee may also rely on alternate maximum rates of interest under other applicable laws if they are higher. All past due principal and interest on this Note, whether due as the result of acceleration of maturity or otherwise, shall bear interest from the date the payment thereof shall have become due until the same have been fully discharged by payment at the Maximum Rate.

                                                                  Initialed for
               Page 2 of a 4 Page $1,000,000.00 Promissory Note  Identification:
                                                                     /S/ TR
                                                                     -------

     This Note has been executed and delivered pursuant to, and is subject to certain terms and conditions in, that certain Amended and Restated Letter Loan Agreement of even date herewith (said Agreement as it may hereafter be amended or modified from time to time being the "Loan Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), and is the "Equipment Note" referred to therein. The Payee shall be entitled to the benefits provided for in the Loan Agreement. Reference is made to the Loan Agreement for the statement of any obligation of the Payee to advance funds hereunder and the Events of Default (as defined therein) upon which the maturity of this Note may be accelerated. The time of payment of this Note is also subject to acceleration in the event the Maker defaults or otherwise fails to discharge its obligations under any of the instruments securing payment hereof.

     In the Event of Default hereunder or under any of the instruments securing payment hereof and the placing of this Note in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through the probate court or bankruptcy proceedings, the Maker agrees to pay the holder hereof the costs and reasonable attorney's fees incurred in the collection hereof.


     As recited in Paragraph 10(e) of the Loan Agreement, which paragraph is incorporated by reference herein, notwithstanding any provision herein to the contrary, the Payee shall never be entitled to receive or collect interest hereunder, nor shall or may amounts received hereunder be credited to interest hereunder, so that the Payee shall receive or be paid interest exceeding the maximum amount permitted by applicable law.

     Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by the holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the holder hereof except to the extent that actual cash proceeds of such instrument are unconditionally received by the holder and applied to this indebtedness in the manner elsewhere herein provided.

     It is further agreed that the Payee shall have a first lien on all deposits and other sums at any time credited by or due from the Payee to any maker, endorser, surety or guarantor hereof as collateral security for the payment of this Note, and the Payee, at its option, may at any time, without notice and without any liability, hold all or any part of any such deposits or other sums

                                                                  Initialed for
               Page 3 of a 4 Page $1,000,000.00 Promissory Note  Identification:
                                                                     /S/ TR
                                                                     -------

until all sums owing on this Note have been paid in full and/or apply or set off all or any part of any such deposits or other sums credited by or due from the Payee to or against any sums due on this Note in any manner and in any order of preference which the Payee, in its sole discretion, chooses.


     The loan evidenced by this Note was negotiated and consummated in the State of Texas and it is agreed and understood that the legality, enforceability and construction hereof shall be governed by Texas law and, to the extent applicable, by the laws of the United States of America. The Maker and the Payee expressly agree, pursuant to Article 15.10(b) of Chapter 15 ("Chapter 15") of the Texas Credit Code, that Chapter 15 shall not apply to this Note or to any advance evidenced by this Note and that this Note and all such advances shall not be governed by or subject to the provisions of Chapter 15 in any manner whatsoever.

     This Note is secured by (i) a Supplemental Deed of Trust of even date herewith executed by the Maker for the benefit of the Payee covering the property described therein, given to supplement that certain Deed of Trust dated January 29, 1988 executed by the Maker for the benefit of Keystone International, Inc. ("Keystone") and filed for record in the Official Public Records of Real Property of Harris County, Texas under Clerk's File No. L524904, and subsequently transferred and assigned by Keystone to the Payee by Transfer of Note and Liens dated May 20, 1991, filed for record in the Official Public Records of Real Property of Harris County, Texas, under Clerk's File No. N191393, and (ii) an Amended and Restated Security Agreement of even date herewith executed by the Maker to the Payee.

     THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                        RAWSON-KOENIG, INC.


                                        By /S/ Thomas C. Rawson
                                           --------------------------
                                           Thomas C. Rawson, Chairman
                                           of the Board of Directors

               Page 4 of a 4 Page $1,000,000.00 Promissory Note

                              RAWSON-KOENIG, INC.

                                  Certificate


     The undersigned hereby certifies that he is the duly elected and acting Secretary of RAWSON-KOENIG, INC., a Texas corporation (the "Company"), and as such has custody of the corporate records of the Company and is authorized to execute and deliver this Certificate on behalf of the Company; and with reference to loans being extended, renewed and modified by BANK ONE, TEXAS, NA (the "Lender"), the undersigned hereby further certifies as follows:

     1. Attached hereto as Exhibit "A" is a full, true and correct copy of the Resolutions duly adopted by the Board of Directors of the Company by a unanimous written consent effective April 21, 1995, in accordance with the Texas Business Corporation Act, and the Articles of Incorporation and Bylaws of the Company.

     2. The Resolutions attached as Exhibit "A" hereto have not been amended, modified or rescinded and are in full force and effect on the date hereof.

     3. The undersigned officers have been duly elected to the positions set forth next to their respective names below, and are qualified to act in such capacities and execute documents on behalf of the Company, and the signature appearing opposite each name is the authentic signature of each such officer.

     Name                           Office                     Signature


Catherine Rawson                   President           /s/ Catherine Rawson
                                                       ------------------------

                             Chairman of the Board
Thomas C. Rawson                      and              /s/ Thomas C. Rawson
                            Chief Executive Officer    ------------------------

Fred Wamhoff                       Secretary           /s/ Fred Wamhoff
                                                       ------------------------


     4. The Company is duly organized and existing under the laws of the State of Texas.

     5. All franchise and other taxes required to maintain the Company's existence have been paid and no such taxes are delinquent.

     6. No proceedings are pending for the forfeiture of the Company's authority to do business or to force its dissolution, voluntarily or involuntarily.

                                       -1-

     7. There is no provision in the Articles of Incorporation or Bylaws of the Company limiting the above-described resolutions, and said resolutions are in conformity with the provisions of the Company's Articles of Incorporation and Bylaws, and with the proceedings of the Board of Directors.

     8. The Articles of Incorporation of the Company previously delivered to the Lender are in full force and effect and have not been amended or modified, except as may have been disclosed in writing to the Lender.

     9. The Bylaws of the Company previously delivered to the Lender are in full force and effect and have not been amended or modified except as may have been disclosed in writing to the Lender.

     EXECUTED the 21st day of April, 1995.


                                        By /S/ Fred Wamhoff
                                           -----------------------
                                           Fred Wamhoff, Secretary


     The undersigned, the Chairman of the Board of the Company, hereby certifies that Fred Wamhoff is the Secretary of the Company and is authorized to execute and deliver this Certificate for and on behalf of the Company.


                                        By /S/ Thomas C. Rawson
                                           ----------------------
                                           Thomas C. Rawson,
                                           Chairman of the Board

                                       -2-


                                   EXHIBIT "A"


     WHEREAS, RAWSON-KOENIG, INC. (the "Company") has obtained loans (the "Existing Loans") from BANK ONE, TEXAS, NA, successor in interest to Team Bank (the "Lender") pursuant to the terms of that certain Amended and Restated Letter Loan Agreement (the "Loan Agreement") of even date herewith; and

     WHEREAS, Lender has agreed (i) to modify, renew and extend the Existing Loans and (ii) to loan additional funds in the amount of $1,000,000 (together with the Existing Loans is hereinafter collectively called the "Loan") to the Company, pursuant to the terms of the Loan Agreement;

     RESOLVED, further, in regard to the Loan that any one of the President, the Chairman of the Board of Directors, the Secretary, or the Chief Executive Officer of the Company is hereby authorized and directed to execute and deliver, for and on behalf of the Company, documents as may be deemed necessary or desirable by such officers or required by the Lender in regard to the Loan; and further

     RESOLVED, that the drafts of such documents presented to the Board of Directors of the Company are hereby approved; and further

     RESOLVED, that the officers executing and delivering any of the above-described documents are hereby authorized and empowered to execute and deliver the same in the name and on behalf of the Company, and in such manner of counterparts as the officer or officers executing the same shall deem necessary or desirable, and with such terms, conditions and provisions, including modifications from the drafts presented to the Board of Directors, as the officer or officers executing the same may approve, the execution of such documents to evidence with approval conclusively; and further

     RESOLVED, that any and all instruments executed and delivered on behalf of the Company in connection with the foregoing resolutions by any person purporting to be an officer of the Company shall be deemed to be the act of the Company and shall be in all respects binding against the Company; and further

     RESOLVED, that the officers of the Company be, and they hereby are, authorized and empowered on behalf of and in the name of the Company to take or cause to be taken in the name of the Company all such other and further action, to make all payments and to execute, acknowledge and deliver any and all certificates, opinions, documents and other instruments in such form and under the corporate seal as required, as in the judgment of such officers may be necessary, proper or convenient in order to carry out the foregoing resolutions, to consummate the Loan described herein, and to comply with the terms and provisions of all the documents described above; and further

                                       -1-

     RESOLVED, that all actions by any and all officers of the Company taken or performed up to the date hereof and in respect to the preparation, execution and delivering of the documents, certificates or other instruments required pursuant to the provisions of the above-described documents, and the taking prior to the date hereof of any and all actions otherwise required by the terms and provisions of said documents or any other documents executed in connection therewith be, and they are hereby, in all respects approved, ratified and confirmed; and further

     RESOLVED, that any one of the President, the Chairman of the Board of Directors, Secretary or the Chief Executive Officer of the Company is hereby authorized to make applications for and effect other loans from time to time on behalf of the Company from the Lender and for such loans, to make, execute and deliver promissory notes, drafts, bonds or other written obligations of the Company in such form, date and maturity and at such rate of interest as such officer or officers of the Company may determine and in the event the company adopts a corporate seal, to cause the same to be affixed to any such instruments whenever necessary or required. It is further resolved that said officers are hereby authorized in the name of the Company to renew or extend any loan or loans from time to time and execute and deliver promissory notes, drafts, bonds or other obligations or extensions to any notes theretofore given; and further

     RESOLVED, that the authority hereinabove given to said officers to negotiate loans in excess of the Loan specifically referenced herein shall remain irrevocable insofar as the Lender is concerned until the Lender be notified of the revocation of such authority and shall in writing acknowledge receipt of such notification.

                                       -2-

                      FIFTH MODIFICATION OF NOTE AND LIENS
                               (Real Estate Note)


THE STATE OF TEXAS  )
                    )    KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY  OF  HARRIS  )

     THIS FIFTH MODIFICATION OF NOTE AND LIENS (herein called "Agreement") is entered into effective as of April 21st, 1995, by and between BANK ONE, TEXAS, NA, successor in interest by merger with TEAM BANK (herein called "Lender"), and RAWSON-KOENIG, INC., a Texas corporation, (herein called "Borrower").

                              W I T N E S S E T H:

     WHEREAS, Borrower made, executed and delivered that certain Promissory Note (herein called the "Note") dated September 22, 1987, in the original principal sum of FIVE HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($575,000.00) payable to the order of TEXAS COMMERCE BANK OF FORT WORTH, TEXAS, which is now known as Texas Commerce Bank National Association ("TCB"), as therein provided, said Note being secured by a Deed of Trust, Security Agreement and Financing Statement (the "Tarrant County Deed of Trust") of even date therewith, executed by Borrower to Gregory D. Stuteville, Trustee for the benefit of TCB, and filed for record in the Official Public Records of Real Property of Tarrant County, Texas, under Clerk's File No. 594747 and corrected and re-recorded under Clerk's File No. 602929, covering the property (the "Tarrant County Property") more fully described therein; and

     WHEREAS, the Note and liens were transferred and assigned from TCB to Lender by that certain Transfer of Note and Liens dated to be effective January 29, 1990 and filed for record in the Official Public Records of Real Property of Tarrant County, Texas under Vol. 09943, Page 0973; and

     WHEREAS, Borrower made, executed and delivered that certain Modification, Renewal and Extension of Note and Liens (the "Harris County Modification") dated May 21, 1991, and filed for record in the Official Public Records of Real Property of Harris County, Texas, under Clerk's File No. N191391, wherein Borrower and Lender agreed that the liens encumbering the property (the "Harris County Property") securing the indebtedness described therein, shall also secure the Note; and

     WHEREAS, the Note and Security Documents (hereinafter defined) were modified, renewed and extended pursuant to the terms and conditions of a Second Modification, Renewal and Extension of Note and Liens ("Second Modification") dated March 24, 1992, and filed for record in the Official Public Records of Real Property of Tarrant County, Texas under Vol. 10637, Page 1665 and in the Official Public Records of Real Property of Harris County, Texas, under Clerk's File No. P001208; and

     WHEREAS, the Note and Security Documents were modified, renewed and extended pursuant to the terms and conditions of a Third Modification of Note and Liens ("Third Modification") dated April 30, 1993, and filed for record in the Official Public Records of Real Property of Tarrant County, Texas; and

     WHEREAS, the Note and Security Documents were modified, renewed and extended pursuant to the terms and conditions of a Fourth Modification of Note and Liens ("Fourth Modification") dated April 30, 1994, and filed for record in the Official Public Records of Real Property of Harris County, Texas under Clerk's File No. P924820, wherein Borrower requested, and Lender agreed, among other things, to release the Tarrant County Property from the liens securing the Tarrant County Deed of Trust; and

     WHEREAS, Borrower has requested, and Lender has agreed, on the terms and conditions set forth herein, to modify the terms of the Note.

     NOW, THEREFORE, in consideration of the mutual covenants, rights and obligations contained herein, the benefits to be derived therefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree and contract as follows:

 1. Lender and Borrower hereby acknowledge that the outstanding principal balance of the Note on the effective date hereof is TWO HUNDRED SEVENTY-NINE THOUSAND SEVEN HUNDRED NINETY FOUR AND 20/100 DOLLARS ($279,794.20).

 2. The Borrower hereby promises to pay to the order of the Lender the sum of TWO HUNDRED SEVENTY-NINE THOUSAND SEVEN HUNDRED NINETY FOUR AND 20/100 DOLLARS ($279,794.20) (representing the balance due under the Note) at the offices of the Lender in Houston, Harris County, Texas, together with interest thereon from and after the date hereof until maturity on the unpaid principal balance outstanding from time to time thereon at a per annum rate (determined on a daily basis and for the actual number of days elapsed based on either a 365 or 366 day year, as the case may be) equal to the lesser of (i) the Base Rate in effect from day-to-day or (ii) the Maximum Rate. If at any time and from time to time the rate of interest calculated pursuant to item (i) above would exceed the Maximum Rate, thereby causing the interest payable hereon to be limited to the Maximum Rate, then any subsequent reduction in the rate specified in item (i) above shall not reduce the rate of interest hereon below the Maximum Rate until the total amount of interest accrued hereon from and after the date of the first advance hereunder equals the amount of interest which would have accrued hereon if the rate specified in item (i)above and had at all times been in effect.

      The term "Base Rate" shall mean, at any time, the rate of interest per annum established from time to time by Lender. Without notice to the Borrower or any other person, the Base Rate shall change automatically from time to time as and in the amount by which such Base Rate shall fluctuate, with each such change to be effective as of the date of each change in such Base Rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Lender may make commercial loans or other loans at rates of interest at, above or below the Base Rate.

 3. This Agreement is entered into in modification (and not in extinguishment, substitution, novation or discharge) of the unpaid principal balance of the Note. All liens, security interests and obligations securing and guaranteeing payment of the Note, including without limitation the Harris County Modification, the Second Modification, the Third Modification and the Fourth Modification (collectively the "Security Documents") are hereby ratified, confirmed, renewed, extended and brought forward as security for the payment hereunder.

 4. The Security Documents are hereby amended to provide that the Notes described therein shall mean (i) the Note, as modified hereby, and (ii) the Revolving Note (with an extended maturity of April 30, 1997), as modified, renewed and extended by the terms of a master revolving credit note of even date herewith and the Loan Agreement.

 5. All other terms, conditions and provisions contained in the Note, except as otherwise specifically set forth herein, shall continue and remain in full force and effect.

 6. All terms, conditions and provisions contained in the Security Documents, except as modified, restated (where applicable), renewed and extended by the documents referred to herein, shall continue and remain in full force and effect.

 7. This Agreement has been executed and delivered pursuant to, and is subject to certain terms and conditions set forth in, that certain Amended and Restated Letter Loan Agreement of even date herewith (the "Loan Agreement"), and is the "Real Estate Note" referred to therein. The Lender shall be entitled to the benefits provided in the Loan Agreement. Reference is made to the Loan Agreement for the statement of any obligation of the Lender to advance funds hereunder and the Events of Default upon which the maturity of the Note may be accelerated.

 8. As additional consideration for the execution, delivery and performance of this Agreement by the parties hereto and to induce Lender to enter into this Agreement, Borrower warrants and represents to Lender that to its best knowledge and belief no facts, events, statuses or conditions exist or have existed which, either now or with the passage of time or giving of notice, or both, constitute or will constitute a basis for any claim or cause of action against Lender or any defense to (a) the payment of any obligations and indebtedness under the Note and/or the Security Documents or (b) the performance of any of its obligations in respect to the Note and/or Security Documents, and in the event any such facts, events, statuses or conditions exist or have existed, Borrower unconditionally and irrevocably waives any and all claims and causes of action against Lender and any defenses to its payment and performance obligations in respect to the Note and the Security Documents.

 9. Borrower shall have taken reasonable steps necessary to determine and have determined that no hazardous substances, solid wastes, or other substances known or suspected to pose a threat to health or the environment ("Hazard(s)") have been disposed of or otherwise released on or to the Property or exist on or within any portion of the Property. Borrower is not aware of any prior uses of the Property which violate any laws pertaining to health or the environment ("Applicable Environmental Laws"), including, without limitation, the Comprehensive Environment Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Texas Water Code and the Texas Solid Waste Disposal Act. The use which Borrower makes and intends to make of the Property will not result in the disposal or release of any hazardous substance, solid waste or Hazard on, in or to the Property. The terms "hazardous substance" and "release" shall each have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall each have the meanings specified in RCRA; provided, however, that in the event either that CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further that, to the extent that the laws of the State of Texas establish a meaning for "hazardous substance", "release", "solid waste", or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader definition shall apply.

10. Borrower shall give notice to Lender immediately upon (i) Borrower's receipt of any notice from any governmental authority of a violation of any Applicable Environmental Laws and (ii) acquiring knowledge of the presence of any hazardous substances, solid wastes or Hazards on the Property in a condition that is resulting or could reasonably be expected to result in any adverse environmental impact and impending remediation cost of $50,000 or more, with a full description thereof; promptly comply with all Applicable Environmental Laws requiring the notice, removal, treatment, or disposal of such hazardous substances; and provide Lender, within thirty (30) days after demand by Lender, with financial assurance evidencing to Lender's satisfaction that sufficient funds are available to pay the cost of removing, treating and disposing of such hazardous substances, solid wastes or Hazards and discharging any liens or assessments that may be established on the Property or the improvements thereon as a result thereof.

11. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. If any provision of this Agreement or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Agreement, nor the application of such provision to any other persons or circumstances shall be affected thereby, but rather same shall be enforced to the greatest extent permitted by law.

12. This Agreement, and all the terms, provisions and conditions hereof, shall be binding upon each party hereto and such party's heirs, legal representatives, successors and assigns.

13. This Agreement may be executed in multiple originals. This Agreement may also be executed in multiple counterparts, and all so executed shall constitute one agreement, binding on the parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

14. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior negotiations, oral representations and writings between the parties, and cannot be amended or supplemented orally, but only by an agreement in writing signed by Lender. The Borrower certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth herein.

15. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED by each party on the date of its respective acknowledgment, but to be effective for all purposes as of the date first above written.

                                        "BORROWER"

                                        RAWSON-KOENIG, INC.


                                        By /S/ Thomas C. Rawson
                                           ------------------------------
                                           Thomas C. Rawson,
                                           Chairman of the Board


                                        "LENDER"

                                        BANK ONE, TEXAS, NA


                                        By /S/ Barry A. Kelly
                                           ------------------------------
                                           Barry A. Kelly, Vice-President

THE STATE OF TEXAS  )
                    )
COUNTY OF HARRIS    )

     This instrument was acknowledged before me this 21st day of April, 1995, by Thomas C. Rawson, Chairman of the Board of Rawson-Koenig, Inc., a Texas corporation, on behalf of said corporation.


                                        /S/ Leslie T. Horvath
                                        ------------------------
                                        NOTARY PUBLIC IN AND FOR
                                        THE STATE OF TEXAS



THE STATE OF TEXAS  )
                    )
COUNTY OF HARRIS    )

     This instrument was acknowledged before me this 21st day of April, 1995, by Barry A. Kelly, Vice-President of Bank One, Texas, NA, a national banking association, on behalf of said association.


                                        /S/ Leslie T. Horvath
                                        ------------------------
                                        NOTARY PUBLIC IN AND FOR
                                        THE STATE OF TEXAS

                           SUPPLEMENTAL DEED OF TRUST


THE STATE OF TEXAS  )
                    )    KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF HARRIS    )

     THIS SUPPLEMENTAL DEED OF TRUST is entered into effective as of April 21, 1995, by and between BANK ONE TEXAS, NA, a national banking association (herein called "Lender"), and RAWSON-KOENIG, INC., a Texas corporation (herein called "Borrower").

                                   RECITALS:

     1. Borrower made, executed and delivered that certain Promissory Note (herein called the "Original Note") dated January 29, 1988, in the original principal sum of Two Million and No/100 Dollars ($2,000,000.00), payable to the order of Keystone International, Inc., a Texas corporation ("Keystone"), as therein provided, said Original Note being secured in part by a Deed of Trust (the "Deed of Trust") of even date therewith, executed by Borrower to W. Wayne Patterson, as Trustee ("Trustee") for the benefit of Keystone and filed for record in the Official Public Records of Real Property of Harris County, Texas under Clerk's File No. L524904, covering the property (the "Property"), more fully described on Exhibit "A" annexed hereto. The Deed of Trust, and any other instruments securing or guaranteeing the Original Note are herein called the "Security Documents".

     2. The Original Note and liens securing same were transferred and assigned from Keystone to Lender by that certain Transfer of Note and Liens dated May 20, 1991, which was filed for record in the Official Public Records of Real Property of Harris County, Texas, under Clerk's File No. N191393 and, thereafter, modified by the terms of a Modification, Renewal and Extension of Note and Liens dated May 21, 1991, which was filed for record in the Official Public Records of Real Property of Harris County, Texas, under Clerk's File No. N191391, pursuant to the terms of a Second Amendment to Letter Loan Agreement dated May 21, 1991, which has been amended by a Third Amendment to Letter Loan Agreement dated May 24, 1992, Fourth Amendment to Letter Loan Agreement dated April 30, 1993, Fifth Amendment to Letter Loan Agreement dated May 21, 1993 and Sixth Amendment to Letter Loan Agreement dated April 30, 1994.

     3. Borrower has this date entered into an Amended and Restated Letter Loan Agreement with Lender, whereby Lender has agreed, subject to the terms and conditions thereof, to provide the Borrower with an additional loan facility in the amount of One Million and No/100 Dollars ($1,000,000.00) (the "Equipment Loan"), to be evidenced by an Advancing Term Promissory Note of even date herewith, provided, among other things, Borrower supplements the Deed of Trust to include the Equipment Loan as being secured by the liens granted in the Deed of Trust.

     4. Borrower has agreed to supplement the Deed of Trust as provided hereinbelow.

                               A G R E E M E N T:

     1. NOW, THEREFORE, Borrower, in consideration of Ten And No/100 Dollars ($10.00) and other good and valuable consideration in hand paid, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, BARGAINED, SOLD and CONVEYED and by these presents does GRANT, BARGAIN, SELL and CONVEY unto Trustee, the Property. TO HAVE AND TO HOLD THE PROPERTY, together with all and singular the rights, privileges, hereditaments and appurtenances thereto and in anywise incident, appertaining or belonging unto Trustee, and his successors or substitutes forever; and Borrower hereby binds itself, its successors and assigns, to warrant and forever defend title to the Property unto Trustee, his successors, substitutes and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof.

     2. This conveyance is made in trust to secure and enforce the payment of the Equipment Loan, and the Security Documents shall be from and after this date deemed modified as necessary to secure the Equipment Loan. Henceforth, the term "said indebtedness" as defined in the Deed of Trust shall include the Equipment Loan, as well as all renewals, extensions, modifications and rearrangements thereof.

     3. As supplemented hereby, the Borrower hereby reaffirms all covenants, representations and warranties made in the Deed of Trust and Borrower hereby agrees that all of the terms and conditions thereof are incorporated herein by this reference.

     4. All terms, conditions and provisions contained in the Security Documents, except as modified, restated (where applicable), or amended hereby, shall continue and remain in full force and effect.

     5. The Property shall be and remain in all respects subject to the lien, charge or encumbrance of the Security Documents, as modified, and nothing herein contained and nothing done pursuant hereto shall affect or be construed to affect the lien, charge or encumbrance of the Security Documents, as modified, or the priority thereof over any other liens, charges or encumbrances or to release or affect the liability of any party or parties whomsoever who may now or hereafter be liable under or on account of the Security Documents, as amended, nor shall anything herein contained or done in pursuance hereof affect or be construed to affect any other security for the said indebtedness, if any, held by the Lender.

     6. No renewal or extension of the time of payment of any part or all of the Equipment Loan, no releases or surrender of any security for the Equipment Loan, no release of any person primarily or secondarily liable on the Equipment Loan (including any maker, endorser or guarantor), no delay in enforcement of payment of the Equipment Loan, and no delay or omission in exercising any right or power with respect to the Equipment Loan, shall in any way or manner impair or affect the rights of the Lender hereunder.

     7. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBJECT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED by each part on the date of its respective acknowledgment, but to be effective for all purposes as of the date first above written.

                                        "BORROWER"

                                         RAWSON-KOENIG, INC.


                                         By:/S/ Thomas C. Rawson
                                            ------------------------------
                                            Thomas C. Rawson, Chairman
                                            of the Board of Directors


                                         "LENDER"

                                         BANK ONE, TEXAS, NA


                                         By:/S/ Barry A. Kelly
                                            ------------------------------
                                            Barry A. Kelly, Vice President


THE STATE OF TEXAS  )
                    )
COUNTY  OF  HARRIS  )

     This instrument was acknowledged before me on this April 21, 1995, by Thomas C. Rawson, Chairman of the Board of Directors of Rawson-Koenig, Inc., a Texas corporation, on behalf of said corporation.


                                         /S/ Leslie T. Horvath
                                         ---------------------------------
                                         Notary Public, State of Texas

THE STATE OF TEXAS  )
                    )
COUNTY  OF  HARRIS  )

     This instrument was acknowledged before me on this April 21, 1995, by Barry
A. Kelly, Vice President of Bank One, Texas, NA, a national banking association, on behalf of said association.


                                        /S/ Leslie T. Horvath
                                        ----------------------------------
                                        Notary Public, State of Texas

                              AMENDED AND RESTATED
                               SECURITY AGREEMENT

                   (Accounts, Inventory, Equipment, Fixtures,
                           General Intangibles, Other)

                                                                April 21, 1995

     RAWSON-KOENIG, INC., a Texas corporation with its office and its address for notice being 2301 Central Parkway, Houston, Harris County, Texas 77092 (hereinafter called "Debtor"), for value received, the receipt and sufficiency of which are hereby acknowledged, hereby grants to BANK ONE, TEXAS, NA, a national banking association (hereinafter called "Secured Party"), the security interest hereinafter set forth and agrees with Secured Party as follows:

SECTION 1. SECURITY INTEREST.

     1.1 Collateral. Debtor hereby grants to Secured Party a security interest in and agrees that Secured Party has and shall continue to have a security interest in the following property, including without limitation the items described on Exhibits, if any, attached hereto and made a part hereof, to-wit:

     ACCOUNTS:

          All accounts now owned or existing as well as any and all that may hereafter arise or be acquired by Debtor, and all the proceeds and products thereof, including without limitation, all notes, drafts, acceptances, instruments and chattel paper arising therefrom, and all returned or repossessed goods arising from or relating to any such accounts, or other proceeds of any sale or other disposition of inventory;

     INVENTORY:

          All of Debtor's inventory, including all goods, merchandise, raw materials, goods in process, finished goods and other tangible personal property now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts for service or used or consumed in Debtor's business and all additions and accessions thereto and contracts with respect thereto and all documents of title evidencing or representing any part thereof, and all products and proceeds thereof;

     FIXTURES:

          All of Debtor's fixtures and appurtenances thereto, and such other goods, chattels, fixtures, equipment and personal property affixed or

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          in any manner attached to the real estate and or building(s)
          or structure(s) described in Exhibit "A" attached hereto, including all additions and accessions thereto and replacements thereof and articles in substitution therefor, howsoever attached or affixed;

     EQUIPMENT:

          All equipment of every nature and description whatsoever now owned or hereafter acquired by Debtor including all accessions, appurtenances and additions thereto and substitutions therefor, wheresoever located, including all tools, parts and accessories used in connection therewith;

     GENERAL INTANGIBLES:

          All personal property (including things in action) other than goods, accounts, chattel paper, documents, instruments and money;

     CHATTEL PAPER:

          All of Debtor's interest under lease agreements and other instruments or documents, whether now existing or owned by Debtor or hereafter arising or acquired by Debtor, evidencing both a debt and security interest in or lease of specific goods;

     INSTRUMENTS AND DOCUMENTS:

          All of Debtor's now owned or existing as well as hereafter acquired or arising instruments, documents and money;


and accessions, additions and attachments thereto and the proceeds and products thereof, including without limitation, all cash, general intangibles, accounts, inventory, equipment, fixtures, farm products, notes, drafts, acceptances, instruments and chattel paper or other property, benefits or rights arising therefrom, and in and to all returned or repossessed goods arising from or relating to any of the collateral described herein or other proceeds of any sale or other disposition of such collateral (all of the foregoing hereinafter sometimes called the "Collateral").

     1.2 Obligations. The security interest granted hereby is to secure the payment of (i) a Master Revolving Credit Note executed by Debtor in the principal amount of $2,200,000.00 and made payable to the order of Secured Party, and any and all extensions, renewals and rearrangements thereof, (ii) a Term Promissory Note executed by Debtor in the principal amount of $488,604.20 as of January 29, 1990 and made payable to the order of Texas Commerce Bank-Fort Worth, and subsequently assigned to Secured Party, and any and all extensions, renewals and rearrangements thereof, (iii) a Term Promissory Note executed by

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Debtor in the principal amount of $1,879,214.00 and made payable to the order of
Keystone International, Inc., and subsequently assigned to Secured Party, and any and all extensions, renewals and rearrangements thereof, and (iv) an Advancing Term Promissory Note duly executed by Debtor in the principal amount of $1,000,000.00 and made payable to the order of Secured Party, and any and all extensions, renewals and rearrangements thereof, and (vi) any and all other indebtedness and liabilities whatsoever of Debtor to Secured Party whether direct or indirect, absolute or contingent, due or to become due and whether now existing or hereafter arising and howsoever evidenced or acquired, whether joint or several (all of which are hereinafter sometimes called the "Obligations"). Debtor acknowledges that the security interest hereby granted shall secure all future advances as well as any other obligations and liabilities of Debtor to Secured Party whether now in existence or hereafter arising.

SECTION 2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.

     2.1 Ownership. Except for the security interest granted hereby and any security interests approved by Secured Party, the Debtor is, and as to the Collateral acquired after the date hereof which is included within the security interest specified in Section 1 hereof, Debtor will be, the owner of all such Collateral free from all adverse claims, security interests and encumbrances.

     2.2 Liens. There is no financing statement now on file in any public office covering any part of the Collateral, and so long as any amount remains unpaid on any Obligations of the Debtor to Secured Party, Debtor will not execute and there will not be on file in any public office any such enforceable financing statement or statements except the financing statement filed or to be filed in respect to the security interest hereby granted.

     2.3 Financial Information. Subject to any limitation stated therein or in connection therewith, all information furnished to Secured Party concerning the Collateral and proceeds thereof, or otherwise for the purpose of obtaining credit or an extension of credit, is or will be at the time the same is furnished, accurate and correct in all material respects.

     2.4 Business Use. The Collateral will be used by the Debtor primarily for business use.

     2.5 Removal. Except as herein provided, Debtor will not remove the Collateral from the county or counties designated at the beginning of this Agreement without the written consent of Secured Party. The address of Debtor designated at the beginning of this Agreement is Debtor's place of business if Debtor has no place of business. Debtor agrees to notify Secured Party promptly of any change in such address.

SECTION 3. PROVISIONS REGARDING ACCOUNTS.

     The following provisions shall apply to all accounts included within the
Collateral:

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     3.1  Eligible Accounts.  The term "account", as used in this Agreement shall have the same meaning as set forth in the Uniform Commercial Code of Texas (the "UCC") in effect as of the date of execution hereof, and as set forth in any amendment to the UCC to become effective after the date of execution hereof, and also shall include all present and future notes, instruments, documents, general intangibles, drafts, acceptances and chattel paper of Debtor, and the proceeds thereof. As of the time any account becomes subject to such security interest, Debtor shall be deemed to have warranted as to each and all of such accounts (i) that each account and all papers and documents relating thereto are genuine and in all respects what they purport to be, (ii) that each account is valid and subsisting and arises out of a bona fide sale of goods sold and delivered to, or out of and for services therefore actually rendered by Debtor to, the account debtor named in the account, (iii) that the amount of the account represented as owing is the correct account actually and unconditionally owing except for normal cash discounts and is not subject to any set-offs, credits, deductions or countercharges, (iv) that Debtor is the owner thereof free and clear of all liens, encumbrances and security interest of any and every nature whatsoever.

     3.2 Collection. Secured Party shall have the right in its own name or in the name of Debtor, after an Event of Default by Debtor and upon five (5) days' advance notice to Debtor, to demand, collect, receive, receipt for, sue for, compound and give acquittal for, any and all amounts due or to become due on the accounts and to endorse the name of Debtor on all commercial paper given in payment or part payment thereof, and in its discretion to file any claim or take any other action or proceeding which Secured Party may deem necessary or appropriate to protect and preserve and realize upon the security interest of Secured Party in the Collateral. In order to assure collection of accounts in which Secured Party has a security interest hereunder, Secured Party may notify the post office authorities to change the address for delivery of mail addressed to Debtor to such address as Secured Party may designate, and to open and dispose of such mail and receive the collections of accounts included herewith.

     3.3 Further Action. Debtor will from time to time execute such further instruments and do such further acts and things as Secured Party may reasonably require, by way of further assurance to Secured Party, including without limitation, an assignment or other form of identification in the form required by Secured Party of all accounts and/or chattel paper, together with such other evidence of the existence and identity of such accounts or chattel paper as Secured Party may reasonably require.

SECTION 4. PROVISIONS REGARDING INVENTORY.

     The following provisions shall apply to all inventory included within the
Collateral:

     4.1 Location. Debtor will promptly notify Secured Party in writing of any addition to, change in or discontinuance of its places of business, the places at which inventory that is included in the Borrower's Loan Limit (as defined in the Loan Agreement described in Section 7.5 hereof) is located as shown herein, the location of its chief executive office and the location of the office where it keeps its records as set forth herein. All Collateral included in said

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Borrower's Loan Limit will be located at Debtor's places of business existing on the date hereof as modified by any notice(s) given pursuant hereto.

     4.2 Use of Inventory. Until an Event of Default, Debtor may use the inventory in any lawful manner not inconsistent with this Agreement or with the terms or conditions of any policy of insurance thereon and may also sell that part of the Collateral consisting of inventory provided that all of such sales are in the ordinary course of business. A sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt. Until an Event of Default, Debtor may also use and consume any raw materials or supplies, the use and consumption of which are necessary in order to carry on Debtor's business.

     4.3 Proceeds. All accounts which are proceeds of the inventory collateral covered hereby shall be subject to all of the terms and provisions hereof pertaining to accounts.

SECTION 5. GENERAL COVENANTS.

     5.1 Financing Statements. Debtor agrees to execute and deliver such financing statement or statements, or amendments thereof or supplements thereto, or other instruments as Secured Party may from time to time require in order to comply with the UCC (or other applicable State law of the jurisdiction where any of the Collateral is located) and to preserve and protect the security interest hereby granted.

     5.2 Performance by Secured Party. Secured Party may, at its option, after an Event of Default, but without obligation to Debtor, discharge taxes, liens or security interests or other encumbrances at any time levied or placed upon the Collateral, and may place and pay for insurance thereon, or pay for the repair, improvement, maintenance and preservation of the Collateral and pay any filing or recording fees necessary to preserve and protect the security interest hereby granted. Debtor agrees to reimburse Secured Party on demand for any payment made or any expense incurred by Secured Party pursuant to the foregoing authorization, and such amount shall constitute additional obligations of Debtor which shall be secured by and entitled to the benefits of this Agreement.
Debtor agrees to pay interest on such amounts at a rate per annum at all times equal to the highest lawful contract rate permitted by applicable usury laws from the date such are incurred by Secured Party until paid by Debtor.

     5.3 Collection of Accounts and Chattel Paper. Secured Party shall have the right at any time, in its own name or in the name of Debtor, after an Event of Default by Debtor and upon five (5) days' notice to Debtor, to notify any and all account debtors or lessees under chattel paper to make payment thereof directly to Secured Party and to demand, collect, receive, receipt for, sue for, compound for and give acquittal for, any and all amounts due or to become due on the accounts and chattel paper, and to endorse the name of Debtor on all commercial paper or chattel paper, as the case may be, given in payment or part payment thereof, and in its discretion to file any claim or take any other action or proceeding which Secured Party may deem necessary or appropriate to protect and preserve and realize upon the security interest of Secured Party in

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the Collateral; but to the extent Secured Party does not so elect, Debtor shall continue to collect the accounts and rents under chattel paper. Except as otherwise permitted by the provision to this sentence, all proceeds of collection of accounts and chattel paper received by Debtor shall forthwith be accounted for and transmitted to Secured Party in the form as received by Debtor and shall not be commingled with any funds of Debtor; provided, however, that prior to an Event of Default by Debtor in the payment of any Obligations to Secured Party or until the privilege given to Debtor by this provision shall be revoked by Secured Party in writing, Debtor need transmit to Secured Party only the proceeds of accounts included in the identification or assignment made pursuant to Section 3.3.

     5.4 Inspection of Collateral. Debtor shall at all reasonable times allow Secured Party by or through any of its officers, agents, attorneys or accountants, to examine or inspect the Collateral wherever located and to examine, inspect and make extracts from Debtor's books and records. Debtor shall do, make execute and deliver all such additional and further acts, things, deeds, insurances, instruments as Secured Party may require, to more completely vest in and assure to Secured Party its rights hereunder and in or to the Collateral.

     5.5 Insurance. Debtor shall have and maintain insurance at all times with respect to all tangible Collateral covered hereby insuring against risks of fire (including so-called extended coverage), theft and other risks as Secured Party may reasonably require, containing such terms, in such form and amounts and written by such companies as may be reasonably satisfactory to Secured Party, all of such insurance to contain loss payable clauses in favor of Secured Party as its interest may appear. All policies of insurance shall provide for ten
(10) days' written minimum cancellation notice to Secured Party and at request of Secured Party shall be delivered to and held by it. Secured Party is hereby authorized to act as attorney for Debtor in obtaining, adjusting, settling and cancelling such insurance and endorsing any drafts or instruments. Secured Party shall be authorized to apply the proceeds from any insurance to the Obligations secured hereby whether or not such Obligations are then due and payable.

     5.6 Additional Collateral. As additional security for payment of the Obligations, Debtor hereby grants to Secured Party a security interest, and a contractual pledge and assignment of, in and to any and all money, property, accounts, securities, documents, chattel paper, claims, demands, instruments, items or deposits of Debtor, or to which Debtor is a party, now held or hereafter coming within Secured Party's custody or control, including without limitation, all certificates of deposit and other depository accounts, whether such have matured or the exercise of Secured Party's rights results in loss of interest or other penalty on such deposits. Without prior notice to or demand upon Debtor, Secured Party may exercise its rights granted above, as well as other rights and remedies at law and equity (all of which are cumulative), at any time when an Event of Default has occurred.

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SECTION 6. DEFAULT.

     6.1 Event of Default. The occurrence of any one or more of the following events or conditions shall constitute an event of default (herein called an "Event of Default"): (a) an Event of Default under the terms of the Loan Agreement; (b) the title of Debtor to a substantial part of the Collateral shall become the subject of litigation which would or might, in Secured Party's opinion, upon final determination result in substantial impairment or loss of the security provided by this Agreement and upon notice by Secured Party to Debtor such litigation is not dismissed within sixty (60) days of such notice;
(c) any sale, lease, encumbrance, transfer or other disposition of the Collateral without Secured Party's consent; or (d) the Collateral becomes, in the reasonable judgment of Secured Party, unsatisfactory or insufficient in character or value.

     6.2 Maturity of Obligation. Upon the occurrence of an Event of Default, and at any time thereafter, Secured Party, may, at its option, without demand, notice of intention to accelerate, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor, or any other notice whatsoever, to the Debtor, declare all Obligations secured hereby immediately due and payable and Secured Party shall thereupon have the rights and remedies of a secured party under the UCC and as otherwise granted herein or under any applicable law or in any other agreement executed by Debtor (all of which rights and remedies shall be cumulative), including, without limitation, the right to sell, lease or otherwise dispose of any or all of the Collateral and to apply the proceeds thereof toward payment of any costs and expenses and attorney's fees and legal expenses thereby incurred by the Secured Party and toward payment of the Obligations in such order or manner as the Secured Party may elect. Secured Party shall have the right to take immediate possession of the Collateral, with or without process of law, and for that purpose Secured Party may enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other disposition thereof is to be made. The requirement of sending a reasonable notice shall be met if such notice is mailed, postage prepaid, to Debtor at the address designated at the beginning of this Agreement at least ten (10) days before the time of the sale or disposition. Expenses of sale, legal expenses, plus interest thereon at a rate per annum at all times equal to the highest lawful contract rate permitted by applicable usury laws, shall constitute additional Obligations of Debtor which shall be due on demand and which shall be secured by and entitled to the benefits of this Agreement. If the proceeds of any sale or other lawful disposition by Secured Party of the Collateral following its retaking are insufficient to pay the expenses of retaking, repairing, holding, preparing the Collateral for sale, selling it and the like, to satisfy the Obligations of Debtor to Secured Party, then Debtor agrees to pay any deficiency, but Debtor shall be entitled to any surplus if one results after lawful application of all such proceeds.

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     6.3  Remedy.  Secured Party may remedy any Event of Default and may waive any default without waiving the Event of Default remedied or without waiving any other prior or subsequent Event of Default.

     6.4 Limitation of Charges. It is the intention of the parties hereto to comply with applicable laws; accordingly, it is agreed that notwithstanding any provision to the contrary in this Agreement, or in any of the documents evidencing the Obligations or otherwise relating thereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by such laws. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Security Agreement, or in any of the documents evidencing the Obligations or otherwise relating thereto, then in such event (a) the provisions of this Section shall govern and control, (b) neither Debtor hereof nor its successors or assigns or any other party liable for the payment thereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by such laws, (c) any such excess which may have been collected shall be, at the option of the holder of the instrument evidencing the Obligations, either applied as a credit against the then unpaid principal amount thereof or refunded to the maker thereof and (d) the effective rate of interest shall be automatically subject to reduction to the maximum lawful rate allowed to be lawfully contracted for by Debtor under applicable usury laws as now or hereafter construed by the courts having jurisdiction. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Note or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by applicable laws, by amortizing, prorating, allocating and spreading in equal parts during the period of full stated term of the Obligations, all interest at any time contracted for, charged or received from Debtor or otherwise by the holder of the Obligations in connection with such Obligations.

     6.5 Cumulative Remedies. The remedies of Secured Party hereunder are cumulative, and the exercise of any one or more of the remedies provided herein shall not be construed as a waiver of any of the other remedies of Secured Party.

SECTION 7. GENERAL.

     7.1 Partial Invalidity and Construction. Any provision hereon found to be invalid under the law of the State of Texas, or any other State having jurisdiction or other applicable law, shall be invalid only with respect to the offending provision. All words used herein shall be construed to be of such gender or number as the circumstances require. If this Agreement is executed by more than one Debtor, the obligations of all such Debtors shall be joint and several. This Agreement shall be binding upon the heirs, personal representatives, successors or assigns of the parties hereto, but shall inure to the benefit of successor or assigns of Secured Party only. The law of the State of Texas shall apply to this Agreement and its construction and interpretation.

                                       -8-

     7.2 Reproduction as Financing Statement. Any carbon, photographic or other reproduction of any financing statement signed by Debtor is sufficient as a financing statement for all purposes, including without limitation, filing in any state as may be permitted by the provisions of the Uniform Commercial Code of such state.

     7.3 Prior Agreements. This Agreement and the security interest herein granted are in addition to, and not in substitution, novation or discharge of, any and all prior or contemporaneous security agreements and security interests in favor of Secured Party or assigned to Secured Party by others. All rights, powers and remedies of Secured Party in all such security agreements are cumulative, but in the event of actual conflict in terms and conditions, the terms and conditions of the latest security agreement shall govern and control.

     7.4 Continuing Effect. The security interest hereby granted and all the terms and provisions hereof shall be deemed a continuing security agreement and shall continue in full force and effect, and all the terms and provisions hereof shall remain effective as between the parties, until first to occur of the following: (i) the expiration of four (4) years from the date of payment of Debtor's last Obligations to Secured Party; or (ii) repayment by Debtor of all Obligations secured hereby and the giving by Debtor of ten (10) days' written notice of revocation of the terms and provisions hereof.

     7.5 Loan Agreement. This Agreement is being executed in connection with that certain Amended and Restated Letter Loan Agreement (the "Loan Agreement") by and between Debtor and Secured Party of even date herewith, reference to which is here made for all purposes.

     7.6 Amendment and Restatement. This Agreement is given in amendment and restatement of that certain Amended and Restated Security Agreement dated April 30, 1994, executed by and between Debtor and Secured Party. All security interests securing the Obligations are hereby ratified, confirmed, renewed, extended and brought forward and said security interests shall not in any manner be waived, the purpose of this amendment and restatement being simply to carry forward all security interests securing the Obligations, which security interests are acknowledged by Debtor to be valid and subsisting.

     7.7 No Oral Agreements. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                       -9-

     SIGNED in multiple counterparts and delivered on the day and year first above written.

                                        Debtor:

                                        RAWSON-KOENIG, INC.


                                        By /S/ Thomas C. Rawson
                                           --------------------
                                           Thomas C. Rawson,
                                           Chairman of the Board

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